SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                   ----------



                                   FORM 8-K/A
                                (AMENDMENT NO. 2)


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




       Date of Report (Date of Earliest Event Reported): October 16, 1998



                             U.S. HOME & GARDEN INC.
             (Exact name of registrant as specified in its charter)



         DELAWARE                       0-19899                  77-0262908
(State or other jurisdiction          (Commission            (I.R.S. Employer
      of incorporation)               File Number)           Identification No.)



655 Montgomery Street, Suite 500, San Francisco, California        94111
            (Address of principal executive offices)             (Zip Code)



Registrant's telephone number, including area code: (415) 616-8111



--------------------------------------------------------------------------------
           Former name or former address, if changed since last report

Item 7. Financial Statements, Pro Forma Financial Statements and Exhibits.

A.   Financial Statements of Business Acquired

     Amturf Business (a Business Line of Ampro Industries, Inc.)

                                                                     Financial Page No.
                                                                     ------------------
     Report of Independent Certified Public Accountants                              F-1

     Balance Sheet as of September 30, 1998                                        F-2-3

     Statement of Operations and Business Line Equity for the
       Year ended September 30, 1998                                                 F-4

     Statement of Cash Flows for the year ended
       September 30, 1998                                                            F-5

     Summary of Accounting Policies                                                F-6-8

     Notes to Financial Statements                                                F-9-13

B.   Pro Forma Financial Statements

     Introduction                                                                   PF-1

     Pro Forma Condensed Balance Sheet as of
        September 30, 1998                                                          PF-2

     Pro Forma Condensed Statement of Operations
       For the three months ended September 30, 1998                                PF-3

     Pro Forma Condensed Statement of Operations
       For the year ended June 30, 1998                                             PF-4

     Notes to the Pro Forma Condensed Financial Statements                          PF-5

C.   Exhibits

     Exhibit 23   Consent of BDO Seidman, LLP

Report of Independent Certified Public Accountants


Board of Directors
U.S. Home & Garden, Inc. and Amturf Business
  (a business line of Ampro Industries, Inc.)

We have audited the accompanying balance sheet of Amturf (the Business), a business line of Ampro Industries, Inc. (the Company), as of September 30, 1998, and the related statements of operations and business line equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Business at September 30, 1998, and the results of its operations and cash flows for the year then ended in conformity with generally accepted accounting principles applied on a consistent basis.


                                                    /s/ BDO Seidman, LLP

                                                    BDO Seidman, LLP


Kalamazoo, Michigan
December 21, 1998

                                                                 Amturf Business
                                     (a business line of Ampro Industries, Inc.)

                                                                   Balance Sheet
                                                              September 30, 1998
================================================================================

Assets (Note 2)

Current Assets:
      Receivables:
         Trade, less allowance for doubtful accounts and sales
         returns of $157,000                                         $   389,703
         Other                                                             3,641
     Inventories (Note 1)                                              3,461,263
     Refundable federal income taxes                                     561,954
     Prepaid expenses and other current assets                           118,387
     Deferred income taxes (Note 7)                                      381,000
--------------------------------------------------------------------------------

Total Current Assets                                                   4,915,948
--------------------------------------------------------------------------------

Property and Equipment (Notes 2 and 3):
     Land and improvements                                               252,038
     Buildings                                                         4,631,065
     Equipment                                                         5,765,859
--------------------------------------------------------------------------------
                                                                      10,648,962

     Less accumulated depreciation                                     2,198,985
--------------------------------------------------------------------------------

                                                                       8,449,977
--------------------------------------------------------------------------------

Other Assets:
     Intangibles, less accumulated amortization of $215,000               90,912
     Receivable from related parties (Note 4)                          1,099,889
--------------------------------------------------------------------------------

Total Other Assets                                                     1,190,801
--------------------------------------------------------------------------------

Total Assets                                                         $14,556,726
================================================================================

                             See accompanying summary of accounting policies and
                                                  notes to financial statements.

                                                                 Amturf Business
                                     (a business line of Ampro Industries, Inc.)

                                                                   Balance Sheet
                                                              September 30, 1998
================================================================================

Liabilities:


Current Liabilities:
     Checks issued against future deposits                           $   209,316
     Accounts payable                                                  2,512,264
     Line-of-credit (Notes 2 and 10)                                   3,872,274
     Accrued liabilities                                               1,288,034
     Current portion of capital leases (Note 5)                          100,000
     Notes payable to banks (Notes 3 and 10)                           4,785,748
--------------------------------------------------------------------------------

Total Current Liabilities                                             12,767,636

Notes Payable to Related Parties (Note 4)                                376,598

Deferred Income Taxes (Note 7)                                           345,000

Obligations Under Capital Leases, less current portion (Note 5)          241,145

Deferred Revenue (Note 8)                                                589,233
--------------------------------------------------------------------------------

         Total liabilities                                            14,319,612
--------------------------------------------------------------------------------


Commitments (Notes 5 and 6)


Business Line Equity                                                     237,114
--------------------------------------------------------------------------------




Total Liabilities and Business Line Equity                           $14,556,726
================================================================================

                             See accompanying summary of accounting policies and
                                                  notes to financial statements.

                                                                 Amturf Business
                                     (a business line of Ampro Industries, Inc.)

                                Statement of Operations and Business Line Equity
                                                   Year Ended September 30, 1998
================================================================================

Net Sales                                                          $ 20,174,093

Cost of Products Sold                                                12,583,241
--------------------------------------------------------------------------------

Gross Profit                                                          7,590,852
--------------------------------------------------------------------------------

Operating Expenses:
     Warehousing and shipping expenses                                1,894,398
     Administrative and general expenses                              6,730,488
--------------------------------------------------------------------------------

Total Operating Expenses                                              8,624,886
--------------------------------------------------------------------------------

Loss From Operations                                                 (1,034,034)
--------------------------------------------------------------------------------

Other Expense:
     Interest expense - net (Note 4)                                    920,665
     Miscellaneous                                                      280,927
--------------------------------------------------------------------------------

Total Other Expense                                                   1,201,592
--------------------------------------------------------------------------------

Loss Before Income Tax Benefit                                       (2,235,626)

Federal Income Tax Benefit (Note 7)                                     397,000
--------------------------------------------------------------------------------

Net Loss                                                             (1,838,626)

Contribution of equity                                                  228,715

Business Line Equity, beginning of year                               1,847,025
--------------------------------------------------------------------------------

Business Line Equity, end of year                                  $    237,114
================================================================================

                             See accompanying summary of accounting policies and
                                                  notes to financial statements.

                                                                    Amturf Business
                                        (a business line of Ampro Industries, Inc.)

                                                            Statement of Cash Flows
                                                      Year Ended September 30, 1998
===================================================================================
Operating Activities:
     Net loss                                                           $(1,838,626)
     Adjustments to reconcile net loss to cash used in
           operating activities:
              Depreciation and amortization                                 818,345
              Loss on disposal of property, equipment and intangibles
                                                                              3,717
              Deferred income taxes                                          66,000
              Changes in operating assets and liabilities:
                  Trade and other receivables                              (765,217)
                  Inventories                                               (14,475)
                  Prepaid expenses and other current assets                (102,412)
                  Federal income taxes                                     (888,395)
                  Deferred revenue                                          (98,208)
                  Accounts payable                                        1,931,840
                  Accrued liabilities                                       788,827
-----------------------------------------------------------------------------------

Cash Used in Operating Activities                                           (98,604)
-----------------------------------------------------------------------------------

Investing Activities:
     Additions to property, equipment and intangibles                    (2,417,466)
     Proceeds from disposal of property and equipment                           822
-----------------------------------------------------------------------------------

Cash Used in Investing Activities                                        (2,416,644)
-----------------------------------------------------------------------------------

Financing Activities:
     Checks issued against future deposits                                  108,881
     Net proceeds from line-of-credit                                       445,627
     Proceeds from long-term debt                                         3,379,223
     Payments on long-term debt                                            (875,529)
     Change in notes receivable from related parties                       (496,707)
     Change in notes payable to related parties                            (183,693)
     Payments on capital lease obligations                                  (91,269)
     Contribution of additional equity                                      228,715
-----------------------------------------------------------------------------------

Cash Provided by Financing Activities                                     2,515,248
-----------------------------------------------------------------------------------

Change in Cash and Cash Equivalents                                              --
-----------------------------------------------------------------------------------

Cash and Cash Equivalents, beginning of year                                     --
-----------------------------------------------------------------------------------

Cash  and Cash Equivalents, end of year                                 $        --
===================================================================================

                             See accompanying summary of accounting policies and
                                                  notes to financial statements.

                                                                 Amturf Business
                                     (a business line of Ampro Industries, Inc.)

                                                  Summary of Accounting Policies

================================================================================

Basis of
Presentation        The  shareholders  of Ampro  Industries,  Inc. (the Company)
                    entered into an  agreement,  dated October 15, 1998, to sell the  common  stock of Ampro  Industries,  Inc.  Prior to the sales  agreement,  the Company  operated  several  different business lines under the Ampro  Industries,  Inc.  corporate
                    structure.   The  Company's   main  business  line  (Amturf)
                    manufactured lawn and flower patch, mulch, and animal litter. Under the terms of the purchase agreement all operations not related to Amturf were transferred on October
                    15, 1998 to the former shareholders of Ampro Industries, Inc. During the year ended September 30, 1998, Amturf was not a separate legal entity, but was an integral part of the Company's overall operations. Separate financial statements were not prepared for Amturf. The accompanying financial statements have been prepared from the books and records of Ampro Industries, Inc., and present the financial position, results of operation and cash flows for Amturf as of and for the year ended September 30, 1998.

                    Certain corporate administrative expenses incurred by the Company in the amount of $315,000 were allocated to other business lines of the Company. These expenses consisted of management and administrative salaries and other corporate overhead items. The allocation for these expense items was based on estimated time devoted to the other business lines, the relationship of their operations to total operation or their specific identification. Interest expense was changed to Amturf based on Amturf's specific borrowing levels. Income taxes have been provided, as if Amturf filed a separate tax return.

                    Ampro Industries, Inc.'s management believes the allocations are reasonable, however, these allocated expenses are not necessarily indicative of expenses that would have been incurred by the business on a stand alone basis.

Business The Company's Amturf division is a manufacturer of combination grass and flower patch products, mulch and animal litter, dealing primarily with retail stores in the United States and Canada. The Company also operated a wholesale landscape business and maintained a yacht for business entertainment, whose operations were not included in these

                                                                 Amturf Business
                                     (a business line of Ampro Industries, Inc.)

                                                  Summary of Accounting Policies

================================================================================

                    financial statements. The Business performs periodic credit evaluations of its customers and generally does not require collateral. An allowance for doubtful accounts is maintained at a level which management believes is sufficient to cover potential credit losses. During 1998, sales to one customer approximated 20% of total sales.

Cash Equivalents    The Business  considers  investments with a maturity date of three months or less when purchased to be cash  equivalents.
                    The carrying amount of cash equivalents approximates fair value.

Inventories         Inventories,   which  consist  of  consumer  products,  raw,
                    packaging and finished goods are stated at the lower of cost or market, determined by the first-in, first-out (FIFO) method.

Advertising         The Business  expenses the costs of advertising as incurred.
                    Advertising expense was $1,372,000 in 1998.

Intangible Assets   Intangible  assets  are  carried  at cost.  Amortization  is computed using the straight-line method over the estimated useful lives, which is generally three years.

Property and
Equipment           Property and equipment are stated at cost.  Depreciation  is computed using the straight-line method over the estimated useful lives of the assets. Maintenance and repairs are expensed as incurred and improvements are capitalized.

Revenue
Recognition         Sales are recorded as products are shipped to customers.

Interest Expense    Ampro did not historically  allocate interest expense to its business units.  Interest  expense has been allocated to the
                    Business  based  on the  average  borrowing  for the  period presented.  Ampro  management  believes  this  allocation is
                    reasonable,   but  is  not  necessarily  indicative  of  the
                    interest cost that would have been incurred if Amturf had been operated as a separate entity.

                                                                 Amturf Business
                                     (a business line of Ampro Industries, Inc.)

                                                  Summary of Accounting Policies

================================================================================

Income Taxes        For the period  presented,  the taxable loss of the Business will be  included in the  consolidated  tax returns of Ampro
                    Industries,  Inc.  Accordingly,  separate income tax returns will not be prepared or filed for the  Business.  The income
                    tax  benefit  for  the   Business   taxable  loss  has  been
                    separately determined by applying the asset and liability approach as if the Business was a separate taxpaying entity.

Use of Estimates    The  preparation of financial  statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes.
                    Actual results could differ from those estimates.

Long-Lived Assets   Long-lived  assets are  evaluated  for  possible  impairment whenever  events or changes in  circumstances  indicate that the  carrying  amounts may not be  recoverable,  or whenever management has committed to a plan to dispose of the assets.
                    Such  assets are  carried at the lower of book value or fair value  as  estimated  by  management  based  on  appraisals,
                    current  market  value,   and  comparable  sales  value,  as
                    appropriate.  Assets  to be held and used  affected  by such impairment loss are depreciated at their new carrying amount over the  remaining  estimated  life.  Assets  to be paid or
                    otherwise   disposed   of  are  not   subject   to   further
                    depreciation. In determining whether impairment exists, the Business uses undiscounted future cash flows compared to the carrying value of the asset.

                                                                 Amturf Business
                                     (a business line of Ampro Industries, Inc.)

                                                   Notes to Financial Statements

================================================================================

1.   Inventories

     Inventories consist of the following at September 30, 1998:

     Raw materials                                                  $ 2,723,264
     Finished goods                                                   1,353,359
     Obsolence reserve                                                 (615,360)
     ---------------------------------------------------------------------------

     Total Inventories                                              $ 3,461,263
     ===========================================================================

2.   Line-of-Credit

     The Business has revolving lines-of-credit with a financial institution which expire October 31, 1998 and provide for maximum advances of $14,800,000. Interest on the outstanding balance is calculated at rates ranging from prime plus .5% to prime plus 2% (effectively 9.0% to 10.5% at September 30, 1998). Borrowings are secured by all assets of the Business. At September 30, 1998, the Business had outstanding borrowings of $3,872,274. As discussed in Note 3, the Business was in violation with the loan covenants as of September 30, 1998. See Note 10 for subsequent event.

3.   Long-Term Debt

     Long-term debt consists of the following at September 30, 1998:

     Note payable to a bank, maturing February, 2003, with
     monthly payments of $15,834 plus interest at the bank's
     prime rate plus .75% (effectively 9.25% at September 30,
     1998), secured by real estate                                    1,804,996

     Note payable to a bank, maturing in 2001 with a balloon
     payment of approximately $740,000, with monthly payments
     of $15,480, including interest at 9.75%, secured by real
     estate and equipment                                               962,254

     Note payable to a bank, maturing February, 2003 with
     monthly payments of $16,667 plus interest at the bank's
     prime rate plus .75% (effectively 9.25% at September 30,
     1998), secured by equipment                                        899,998

     Note payable to a bank, maturing in 2002, with monthly
     payments of $3,934, plus interest at the bank's prime
     rate plus 1% (effectively 9.5% at September 30, 1998)
     secured by real estate                                             404,056

                                                                 Amturf Business
                                     (a business line of Ampro Industries, Inc.)

                                                   Notes to Financial Statements

================================================================================

     Note payable to a bank maturing February, 2001, with
     monthly payments of $9,723 plus interest at the bank's
     prime rate plus .75% (effectively 9.25% at September 30,
     1998), secured by equipment                                        291,662

     Note payable to a bank, maturing in 2002, with
     monthly  payments of $5,000  plus  interest at
     the  bank's  prime  rate plus 1%  (effectively
     9.5%), secured by real estate
                                                                        210,000
     Note payable to a bank, maturing in 2000 with monthly
     payments of $12,938, including interest at 9.5%, secured
     by real estate                                                     175,981

     Other                                                               36,801
     ---------------------------------------------------------------------------

     Total                                                           $4,785,748
     ---------------------------------------------------------------------------

     Under the above agreements, the Business is required to maintain covenants relating to debt service coverage, tangible net worth and leverage. At September 30, 1998, the Business was in violation of these covenants as a result of the above debt has been classified as current in the statement of net assets.

     If the Business was not in violation of its covenants then the annual maturities of long-term debt for each of the next five years and thereafter would be as follows:

           1999                                  $  890,000
           2000                                     752,000
           2001                                   1,317,000
           2002                                     467,000
           2003                                   1,192,000
           Thereafter                               168,000
     ---------------------------------------------------------

           Total                                 $4,786,000
     =========================================================

     See Note 10 for subsequent event.

                                                                 Amturf Business
                                     (a business line of Ampro Industries, Inc.)

                                                   Notes to Financial Statements

================================================================================

4.   Notes Receivable and
     Payable to Related
     Parties

     Loans between the Company and related parties are evidenced by notes bearing interest at 9.5%. The loans are due on demand after September 30, 1998. Interest income and expense from related parties approximated $70,000 and $40,000 during 1998.

5.   Lease Commitments

     The Business  leases certain  equipment  under  noncancellable  agreements.
     Lease  expense  charged  to  operations   approximated  $324,000  in  1998,
     including $240,000 to an affiliated entity, which will not be renewed.

     The Business has entered into capital leases for equipment with original cost of $618,000 and net book value of $477,000 at September 30, 1998. Amortization expense related to these capital leases has been included with depreciation expense.

     As of September 30, 1998,  future net minimum lease payments required under
     the  capital  and   operating   leases  that  have   initial  or  remaining
     noncancellable terms in excess of one year are as follows:

                                                     Capital         Operating
     Year Ending September 30,                        Leases           Leases
     ---------------------------------------------------------------------------
     1999                                            $125,000         $ 45,000
     2000                                             123,000           45,000
     2001                                             100,000           45,000
     2002                                              46,000           45,000
     2003                                              24,000           45.000
     ---------------------------------------------------------------------------

     Total Minimum Lease Payments                     418,000         $225,000
                                                                      ==========

     Amount representing interest                      76,855
     --------------------------------------------------------

     Present Value of Net Minimum Lease
         Payments                                     341,145

     Less current maturities                          100,000
     --------------------------------------------------------

     Total Long-Term Debt                            $241,145
     ========================================================

                                                                 Amturf Business
                                     (a business line of Ampro Industries, Inc.)

                                                   Notes to Financial Statements

================================================================================

6.   Retirement Plan

     The Business has a defined contribution 401(k) profit-sharing plan which covers all full-time employees who have attained age 21, completed at least 1,000 hours of credited service, and one year of employment.

     Participants are permitted to make contributions in any amount up to 15% of their compensation. Participant contributions to the plan are limited to the maximum amount allowed under the Internal Revenue Code. Discretionary contributions may be made annually by the Company. The Business contributed 25% of employee contributions (approximately $46,000) during the year ended September 30, 1998. All contributions are fully vested.

7.   Income Taxes

     The Business has provided for income benefit as follows:

     September 30                                                       1998
     ---------------------------------------------------------------------------

     Current:
     Federal                                                          $ 463,000
     ---------------------------------------------------------------------------

                                                                        463,000
     Deferred                                                           (66,000
     ---------------------------------------------------------------------------

     Benefit                                                          $ 397,000
     ===========================================================================

     Significant components of the Business's deferred income tax assets and liabilities are as follows at September 30, 1998:

     Deferred Income Tax Assets:
          Accounts receivable reserves                                $  53,000
          Inventories                                                   246,000
          Accrued expenses                                               82,000
     Net operation loss carryforwards                                   282,000
     ---------------------------------------------------------------------------

                                                                        663,000
     Valuation Allowance                                               (282,000)
     ---------------------------------------------------------------------------

     Net Deferred Income Tax Asset                                    $ 381,000
     ---------------------------------------------------------------------------

     Deferred Income Tax Liabilities -
          Fixed assets                                                $ 345,000
     ===========================================================================

                                                                 Amturf Business
                                     (a business line of Ampro Industries, Inc.)

                                                   Notes to Financial Statements

================================================================================

     The difference between the Business's effective income tax rate and the statutory rate is primarily due the valuation allowance recorded at September 30, 1998.

     The Business has net operating loss carryforwards available for use of approximately $393,000, which expire in 2010, and $436,000, which expire in 2013.

8.   Deferred Revenue -
     Government  Grant

     During fiscal 1994, the Business received a grant of $982,000 from the Michigan Department of Natural Resources (MDNR). The grant proceeds were used to construct a mulch plant facility in which the MDNR has a security interest over the grant period of ten years. The grant proceeds have been recorded as deferred revenue and will be amortized over the grant period.

9.   Supplemental Disclosure of
     Cash Flow Information

     Supplemental information of cash flows is as follows for the year ended of September 30, 1998:

     Operating Activities:

     Interest paid                                                    $1,132,000
     ---------------------------------------------------------------------------

     Interest received                                                $   60,000
     ---------------------------------------------------------------------------

     Income taxes paid                                                $  425,000
     ---------------------------------------------------------------------------

     Non-cash investing and financing activity -
       Capital expenditures financed by capital
       lease obligations                                              $  149,000
     ---------------------------------------------------------------------------

10.  Subsequent Event

     On October 16, 1998, U.S. Home & Garden Inc. acquired all of the stock of the Business for approximately $21.5 million. In connection with the sale of the Business' stock, all of the outstanding lines of credit, notes payable to banks, and stockholders were repaid in full and all the notes receivable from stockholders were liquidated.

                                        U.S. Home & Garden Inc. and Subsidiaries

                           Pro Forma Condensed Consolidated Financial Statements
                                                                     (Unaudited)

================================================================================

On October 16, 1998, U.S. Home & Garden Inc. (the Company) acquired all of the outstanding common stock of Ampro Industries, Inc. (Ampro), a lawn and garden care company, for approximately $21.5 million, plus $1 million for a covenant not to compete. The Company satisfied the purchase price by increasing its bank borrowings and using existing cash. Prior to the common stock sales agreement, Ampro operated several different entities under the Ampro Industries, Inc. corporate structure. Ampro's main business (Amturf) manufactures lawn and flower patch, mulch and animal litter. Under the terms of the stock purchase agreement, all operations not related to Amturf were transferred on October 15, 1998, to the former shareholders of Ampro Industries, Inc. The accompanying financial statements of Amturf represent the ongoing operations, which will be operated by U.S. Home and Garden, Inc.

The acquisition was accounted for as a purchase, with the assets acquired and liabilities assumed recorded at fair values. The results of Amturf's operations will be included in the Company's consolidated financial statements from the date of acquisition.

The accompanying condensed pro forma consolidated financial statements illustrate the effect of the acquisition on the Company's financial position at September 30, 1998 and the results of operations for the year ended June 30, 1998 and three months ended September 30, 1998, as if the acquisition had taken place on September 30, 1998 with respect to the balance sheet and July 1, 1997 and 1998 with respect to the statements of operations. The operating results for the Amturf business for the year ended September 30, 1998 were used to prepare the unaudited pro forma condensed statement of operations for U.S. Home & Garden's fiscal year ended June 30, 1998. Accordingly, the unaudited operating results for the Amturf business for the three months ended September 30, 1998 have been included in both periods presented.

The pro forma condensed consolidated results of operations may not be indicative of the actual results of the acquisition. In particular, the pro forma condensed consolidated financial statements are based upon management's current estimates of the allocation of the purchase price, the actual allocation which could differ. The pro forma condensed consolidated results of operations may not be indicative of the actual result, which would have been obtained if the acquisition had occurred on July 1, 1997.

The unaudited pro forma financial statements should be read in conjunction with U.S. Home & Garden's historical consolidated financial statements and notes thereto contained in the Company's 1998 Annual Report on Form 10-K and the Quarterly Report on Form 10-Q for the quarter ended September 30, 1998, and the financial statements of Amturf business presented herein.

                                        U.S. Home & Garden Inc. and Subsidiaries

                                  Pro Forma Condensed Consolidated Balance Sheet
                                                  September 30, 1998 (Unaudited)
                                                          (Dollars in Thousands)
================================================================================

                                                               U.S. Home &
                                                               Garden, Inc.          Amturf         Adjustments            Pro Forma
------------------------------------------------------------------------------------------------------------------------------------
Assets

Current
     Cash                                                        $  26,277         $      --         $  (9,172)(1)         $  17,105
     Accounts receivable, net                                        6,937               394                --                 7,331
     Inventories                                                    13,193             3,461                --                16,654
     Prepaid and other current assets                                1,654             1,061                --                 2,715
------------------------------------------------------------------------------------------------------------------------------------

Total Current Assets                                                48,061             4,916            (9,172)               43,805

Furniture, Fixtures and Equipment, net                               3,791             8,450               500(1)             12,741

Intangibles
     Excess of cost over net assets, net                            58,494                --            14,500(1)             72,994
     Other intangibles, net                                          4,673                91             1,000(1)              5,764

Other Assets                                                         1,918             1,100            (1,100)(1)             1,918
------------------------------------------------------------------------------------------------------------------------------------

Total Assets                                                     $ 116,937         $  14,557         $   5,728             $ 137,222
------------------------------------------------------------------------------------------------------------------------------------

Liabilities and Equity

Current
     Line of credit                                              $      --         $   3,872         $  (3,872)(1)         $      --
     Current maturities of notes payable                                --             4,886            (4,786)(1)               100
     Accounts payable                                                2,615             2,512                --                 5,127
     Accrued expenses                                                2,578             1,497                --                 4,075
------------------------------------------------------------------------------------------------------------------------------------

Total Current Liabilities                                            5,193            12,767            (8,658)                9,302

Notes Payables                                                      63,250               618            15,000 (1)            78,491
                                                                                                          (377)(1)
Other Liabilities                                                      875               935                                   1,810

Stockholders' Equity                                                47,619               237              (237)(1)            47,619
------------------------------------------------------------------------------------------------------------------------------------

                                                                 $ 116,937         $  14,557         $   5,728             $ 137,222
====================================================================================================================================

                                                       U.S. Home & Garden Inc. and Subsidiaries

                                       Pro Forma Condensed Consolidated Statement of Operations
                                              Three Months Ended September 30, 1998 (Unaudited)
                                                                         (Dollars in Thousands)
===============================================================================================
                                              U.S. Home &
                                              Garden, Inc.   Amturf     Adjustments   Pro Forma
-----------------------------------------------------------------------------------------------
Net Sales                                       $ 10,768    $    676    $     --       $ 11,444

Cost of Sales                                      5,312         778          --          6,090
-----------------------------------------------------------------------------------------------

Gross Profit (Loss)                                5,456        (102)         --          5,354

Operating Expenses
     Selling and general administrative            6,439       1,917         154(2)       7,993
                                                                            (517)(5)
-----------------------------------------------------------------------------------------------

Loss from Operations                                (983)     (2,019)        363         (2,639)

Interest Expense, net                             (1,160)       (134)       (307)(3)     (1,601)

Other Expense                                         --         (28)         --            (28)
-----------------------------------------------------------------------------------------------

Loss before Income Tax                            (2,143)     (2,181)         56         (4,268)

Income Tax Benefit                                   920         449         466(4)       1,835
-----------------------------------------------------------------------------------------------

Net Loss                                        $ (1,223)   $ (1,732)   $    522       $ (2,433)
-----------------------------------------------------------------------------------------------

Basic and Diluted Loss per Common Share         $   (.06)                              $   (.12)
-----------------------------------------------------------------------------------------------

Weighted Average Common and Common Equivalent
   Shares Outstanding                         20,143,000                             20,143,000
===============================================================================================

                                        U.S. Home & Garden Inc. and Subsidiaries

                        Pro Forma Condensed Consolidated Statement of Operations
                                     Fiscal Year Ended June 30, 1998 (Unaudited)
                                                          (Dollars in Thousands)

================================================================================

                                                                   U.S. Home &        Amturf
                                                                   Garden, Inc.     Year ended
                                                                    Year ended     September 30,
                                                                  June 30, 1998        1998        Adjustments          Pro Forma
------------------------------------------------------------------------------------------------------------------------------------
Net Sales                                                            $ 67,149        $ 20,174        $     --           $ 87,323

Cost of Sales                                                          30,431          12,583              --             43,014
------------------------------------------------------------------------------------------------------------------------------------

Gross Profit                                                           36,718           7,591              --             44,309

Operating Expenses
     Selling and general administrative                                23,065           8,625             617(2)          30,237
                                                                                                       (2,070)(5)
------------------------------------------------------------------------------------------------------------------------------------

Income (Loss) from Operations                                          13,653          (1,034)          1,453             14,072

Interest Expense, net                                                  (3,077)           (921)         (1,229)(3)         (5,227)

Other Expense                                                              --            (281)             --               (281)
------------------------------------------------------------------------------------------------------------------------------------

Income (Loss) before Income Tax                                        10,576          (2,236)            224              8,564

Income Tax Benefit (Expense)                                           (3,600)            397             290(4)          (2,913)
------------------------------------------------------------------------------------------------------------------------------------

Income (Loss) before Extraordinary Expense                              6,976          (1,839)            514              5,651

Extraordinary Expense, net of tax benefit                              (1,450)             --              --             (1,450)
------------------------------------------------------------------------------------------------------------------------------------

Net Income (Loss)                                                    $  5,526        $ (1,839)       $    514           $  4,201
------------------------------------------------------------------------------------------------------------------------------------

Basic Earnings per Share
     Income per common before extraordinary expense                  $    .39                                           $    .32

Extraordinary expense                                                    (.08)                                              (.08)
------------------------------------------------------------------------------------------------------------------------------------

Net income per common share                                          $    .31                                           $    .24
------------------------------------------------------------------------------------------------------------------------------------

Diluted Earnings per Share
     Income per common before extraordinary expense                  $    .31                                           $    .25

Extraordinary expense                                                    (.07)                                              (.07)
------------------------------------------------------------------------------------------------------------------------------------

Net income per common share                                          $    .24                                           $    .18
------------------------------------------------------------------------------------------------------------------------------------

Basic Weighted Average Common Shares Outstanding                   17,776,000

Options and Warrants                                                5,032,000
-----------------------------------------------------------------------------

Diluted Weighted Average Common Shares Outstanding                 22,808,000
-----------------------------------------------------------------------------

                                        U.S. Home & Garden Inc. and Subsidiaries


                  Notes to Pro Forma Condensed Consolidated Financial Statements
                                                                     (Unaudited)
                                                          (Dollars in Thousands)
================================================================================

Note A-Basis of     Reference is made to the introduction at page PF-1.
Presentation

Note B-Pro Forma    The  pro  forma  adjustment  to the  condensed  consolidated
Adjustments         balance sheet is as follows:

                    (1) To reflect the acquisition of Amturf and the allocation of purchase price on the basis of fair values of the assets acquired and the liabilities assumed. The components of purchase price and its allocation of assets and liabilities of Ampro are as follows:

                    ------------------------------------------------------------

                    Components of Purchase Price:

                         Cash from the Company                          $ 9,172
                         Debt                                            15,000
                    ------------------------------------------------------------

                                                                        $24,172
                    ------------------------------------------------------------
                    Allocation of Purchase Price:
                       Payment of Amturf debt                             9,035
                       Fair value of property                               500
                       Covenant not to compete                            1,000
                       Equity of assets acquired                            237
                       Elimination of related party receivables          (1,100)
                       Goodwill                                          14,500
                    ------------------------------------------------------------

                                                                        $24,172
                    ============================================================

                    The pro forma adjustments to the condensed consolidated statement of operations are as follows:

                    (2) Amortization of excess of cost over fair value of net assets acquired over 30 years, plus additional depreciation expense for adjusted basis in property and equipment and amortization of covenant not to compete.

                    (3) Interest expense has been adjusted to reflect the notes payable, incurred in connection with the acquisition, and the payoff of Ampro's notes payable and line of credit.

                    (4) Income taxes (benefits) have been adjusted to reflect the Company's statutory tax rates.

                    (5) Reduction of owner and officer salaries of Amturf due to termination.

                                   SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amended report to be signed on its behalf by the undersigned thereunto duly authorized.




                                  U.S. HOME & GARDEN INC.


                                  By: /s/ Richard Raleigh
                                      ------------------------------------------
                                      Richard Raleigh, Chief Operating Officer





Date:  December 30, 1998


                                       -3-